Exhibit 10.1

BOARD OF DIRECTORS AGREEMENT

This Board of Directors Agreement (“Agreement”) is made and entered into as of ____________ and effective as of _______ (the “Effective Date”), by and between Vinco Ventures, Inc., a Nevada corporation (the “Company”) with its principal place of business at 1 West Broad Street, Suite 1004, Bethlehem, PA 18018, and ______, an individual with an address set forth on the signature page to this Agreement (“Director”).

1. Term

This Agreement shall continue for a period of one (1) year from the Effective Date and shall continue thereafter for as long as Director is elected as a member of the Board of Directors by the shareholders of the Company.

2. Position and Responsibilities

(a) Position. The Board of Directors hereby appoints the Director and to serve as a Board Member until the next annual meeting of the Company’s shareholders or until his earlier resignation, removal or death. The Director shall perform such duties and responsibilities as are customarily related to such position in accordance with the Company’s bylaws and applicable law, including, but not limited to, those services described on Exhibit A attached hereto (the “Services”). Director shall also serve on one or more Committees of Board of Directors (“Committee”) and serve as the Chairperson of the Committee set forth in Exhibit A.

(b) Compensation Committee. Director hereby agrees to use his best efforts to provide the Services. Director shall not delegate, assign, or otherwise allow a third party or entity to perform any of the Services for or instead of Director. Director shall comply with all statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the Company and the performance of the Services, and Company’s rules, regulations, and practices as they may from time-to-time be adopted or modified.

(c) Other Activities. Director may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for economic advantage), as long as such outside activities do not violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the Company’s shareholders. The ownership of less than a 5% interest in any entity, by itself, shall not constitute a violation of this duty. Director represents that Director has no outstanding agreement or obligation that conflicts with any of the provisions of this Agreement. Director agrees to use his best efforts to avoid or minimize any such conflict and shall not enter into any agreement or obligation that could create a conflict without the approval of a majority of the Board of Directors. Director shall promptly notify the Board prior to making a disclosure or taking any action that may conflict with any provision of this Agreement.

1

(d) No Conflict. Director will not engage in any activity that creates an actual or perceived conflict of interest with Company, regardless of whether such activity is prohibited by Company’s conflict of interest guidelines or this Agreement, and Director agrees to notify the Board of Directors before engaging in any activity that could reasonably be assumed to create a potential conflict of interest with Company. Notwithstanding the provisions of Section 2(c) hereof, Director shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly or indirectly with the Company, as reasonably determined by a majority of Company’s disinterested board members, without the approval of the Board of Directors.

3. Compensation and Benefits

(a) Director’s Fee. The Company shall pay Director a quarterly fee of $29,000 in consideration of the services rendered under this Agreement. The fee shall be paid in accordance with Company’s established practices regarding the payment of Directors’ fees.

(b) Stock / Restricted Stock Units. Subject to vesting, the Company shall issue, or grant, to Director 25,000 shares of the Company’s common stock, or restricted stock units (“RSUs”) per quarter and an additional 100,000 RSUs at the end of each one (1) year term, under the Company’s 2021 Equity Incentive Plan or its equivalent. The form of RSU Grant Notice is set forth in Exhibit B.

(c) Discretionary Bonus. The Company may pay Director a bonus, at its sole and complete discretion, in cash and/or in shares of the Company’s common stock, or RSU.

(d) Expenses. The Company shall reimburse Director for all reasonable business expenses incurred in the performance of the Services in accordance with Company’s expense reimbursement guidelines.

(e) Records. Director shall have full access to the books, records, and management of Company while serving as a Director.

4. D&O Insurance Policy. Upon acceptance and signature of this Agreement by the Parties, the Company shall immediately provide to the Director the benefit of one or more director and officer (“D&O”) insurance policies (collectively, the “D&O Insurance Policy”) subscribed with a well-rated insurance company of national or international repute (the “Insurance Company”) providing D&O insurance coverage in line with best practice for companies in the United States with a similar market capitalization and industry to the Company (“Best Practices”), to the fullest extent permitted by applicable laws and regulations. Any losses incurred by the Director for any damages, losses, liabilities, judgments, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, the “Losses”) if the Director is or was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim, demand, action, suit, proceeding or alternative dispute resolution mechanism, whether civil, administrative, investigative or other, whether formal or informal, or any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any foreign, federal, state or other governmental entity by reason of (or arising in part out of) any event or occurrence related to the fact that the Director is or was a Director or Officer of the Company, or any Subsidiary of the Company (as defined below), or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Director while serving in such capacity, shall be referred hereunder, collectively, as an “Indemnifiable Claim”. The Director shall be compensated for any Indemnifiable Claim by this D&O Insurance Policy or if not indemnifiable thereunder, by the Company to the fullest extent permitted by law. Also to the fullest extent permitted by applicable laws and regulations, the D&O Insurance Policy shall provide for indemnification of the Director in line with Best Practices against reasonable and necessary Expenses as a result of the facts, acts or omission described above, in the event the Director was, or is threatened to be made, a party or witness or participant in, by whatever means, a hearing or investigation which the Director in good faith and reasonably thinks could lead to an action or other relief, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, or other, whether formal or informal. This Section 4 shall survive the termination of this Agreement.

2

5. Indemnification. Company will indemnify and defend Director against any liability incurred in the performance of the Services to the fullest extent authorized in Company’s Articles of Incorporation, as amended, bylaws, as amended and applicable law. This Section 5 shall survive the termination of this Agreement.

6. Termination

(a) Removal by Company. Director may be removed as Board Member at any time as provided in Company’s Articles of Incorporation and bylaws, as amended, and applicable law.

(b) Termination Grant. In the event that the Director is removed by the Company prior to the end of the Term pursuant to Section 4(a), Director shall receive the balance of his Compensation and Benefits pursuant to Section 3 through the date of termination, and an additional issuance, or grant, of 100,000 shares of the Company’s common stock or RSUs (“Termination Grant”). Director shall not be entitled to the Termination Grant pursuant to this Section 6(b) in the event that the Director resigns pursuant to Section 6(c), or is removed for Cause pursuant to Section 6(d).

(c) Resignation by Director. Director may resign as Board Member or Director as provided in Company’s Articles of Incorporation and bylaws, as amended, and applicable law. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Company, Director shall be not required to provide any advance notice or any reason or cause for termination or Director’s status as Board Member, except as provided in Company’s Articles of Incorporation and Company’s bylaws, as amended, and applicable law. Thereafter, all of Company’s obligations under this Agreement shall cease.

(d) Removal for Cause. Director may be removed from serving a Board Member or Director for cause. “Cause” means the Director’s: (i) willful misconduct, gross negligence, fraud, embezzlement or other material dishonesty with respect to the affairs of the Company or any of its affiliates; (ii) material failure to meet minimum performance expectations of the Board/Shareholders; (iii) conviction, plea of nolo contendere, guilty plea, or confession to either a felony or any lesser crime relating to the affairs of the Company or any of its affiliates or of which fraud, embezzlement, or moral turpitude is a material element; or (iv) a material breach of this Agreement or a breach of a fiduciary duty owed to the Company, provided that any such breach, if curable, shall not constitute Cause unless the Company has provided the Executive with (x) written notice of the acts or omissions giving rise to a termination of his employment for Cause; (y) the opportunity to correct the act or omission within 30 days after receiving the Company’s notice (the “Cure Period”); and (z) an opportunity to be heard before the Board with the Director’s counsel present prior to the expiration of the Cure Period.

3

(e) Termination Obligations

(i) Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director in connection with the Services and his membership on the Company’s Board of Directors or any committee therefore is the sole and exclusive property of the Company and shall be promptly returned to the Company at such time as the Director is no longer a member of the Company’s Board of Directors.

(ii) Upon termination of this Agreement, Director shall be deemed to have resigned from all offices then held with Company by virtue of his position as Board Member. Director agrees that following any termination of this Agreement, she shall cooperate with Company in the winding up or transferring to other directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company’s expense) in the defense of any action brought by any third party against Company that relates to the Services.

(iii) Nondisclosure Obligations. Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during confidential information, or trade secrets belonging to Company, whether in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and to other third parties, learned by Director as a result of performing the Services. “Proprietary Information” means all information pertaining in any manner to the business of Company, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director’s general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Director without restriction by a third party who rightfully possesses the information and did not learn of it from Company or after the term of this Agreement, and Proprietary Information.

This Section 6 shall survive the termination of this Agreement.

7. Dispute Resolution

(a) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada, without giving effect to conflicts of law principles that would require the application of the laws of any other jurisdiction.

4

(b) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Director and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to this Agreement shall be brought in either the United States District Court for the Eastern District of Pennsylvania or in a Pennsylvania state court and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(c) Attorneys’ Fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorneys’ fees in such proceeding. This amount shall be determined by the court in such proceeding or in a separate action brought for that purpose. In addition to any amount received as attorneys’ fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys’ fees and costs incurred in enforcing any judgment against such party. This Section is severable from the other provisions of this Agreement, survives any judgment and is not deemed merged into any judgment.

This Section 7 shall survive the termination of this Agreement.

8. Entire Agreement

This Agreement constitutes the entire understanding between the undersigned parties. This Agreement supersedes all prior and contemporaneous agreements or understandings among the parties hereto concerning the Agreement.

9. Amendments; Waivers

This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged. Any amendment or waiver by the Company must be approved by the Company’s Board of Directors and executed on behalf of the Company by its Chief Executive Officer. If the Director shall also serve as Chief Executive Officer, such amendment or waiver must be executed on behalf of the Company by an officer designed by the Company’s Board of Directors.

10. Assignment

This Agreement shall not be assigned by either party.

11. Severability

If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

5

12. Interpretation

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

13. Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Director. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Director’s duties or compensation as Board Member will not affect the validity or scope of the remainder of this Agreement.

14. Director Acknowledgment

Director acknowledges (1) he/she has had the opportunity to consult legal counsel concerning this Agreement, (2) has read and understands the Agreement, (3) is fully aware of its legal effect, and (4) enters into this Agreement freely, based on his/her own judgment and not on any representations or promises other than those contained in this Agreement.

15. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page and Exhibits to Follow]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

Vinco Ventures, Inc.

By:
Title:	Chief Executive Officer

Address

1 West Broad Street Suite 1004

Bethlehem, PA 18018

Director

Name:
Address:

Email:

7

EXHIBIT A

DESCRIPTION OF SERVICES

Responsibilities as Director. Director shall have all responsibilities of a Director of the Company imposed by Nevada or applicable law, the Articles of Incorporation, as amended, and Bylaws, as amended, of Company. These responsibilities shall include, but shall not be limited to, the following:

1.	Attendance. Use best efforts to attend scheduled meetings of Company’s Board of Directors;

2.	Act as a Fiduciary. Represent the shareholders and the interests of Company as a fiduciary; and

3.	Participation. Participate as a full voting member of Company’s Board of Directors in setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on Board Committees, and reviewing management performance.

4.	Committees. Director shall serve as a member of the following Committees: ___________________________.

8

EXHIBIT B

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

VINCO VENTURES, INC.

OMNIBUS INCENTIVE PLAN

(Non-Employee Directors)

Vinco Ventures, Inc. (the “Company”), pursuant to its Vinco Ventures, Inc. Omnibus Incentive Plan (the “Plan”), as it may be amended and restated from time to time (the “Plan”), or board approval of restricted shares if no available plan shares hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant Name:

Address:

Number of Restricted Stock Units:

Date of Grant:

Vesting Schedule:

VINCO VENTURES, INC.

By:
Title:	Chief Executive Officer

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN.

PARTICIPANT

By:

9

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

VINCO VENTURES, INC.

OMNIBUS INCENTIVE PLAN

(Non-Employee Directors)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Vinco Ventures, Inc. Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Vinco Ventures, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting.

(a) Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.

(b) In the event of a Change in Control, provided that the Participant has not undergone a Termination prior to occurrence thereof, any unvested Restricted Stock Units will become vested as of immediately prior to such Change in Control.

3. Settlement of Restricted Stock Units. The Company will deliver to the Participant, without charge, as soon as reasonably practicable following the applicable vesting date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party stock plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Treatment of Restricted Stock Units Upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Restricted Stock Units are not transferable by the Participant and no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

10

7. Rights as Shareholder; Dividend Equivalents. The Participant shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock. Such dividend equivalents will be provided in shares of Common Stock having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 3 above. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.

8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

9. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

10. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. Any questions as to whether and when there has been a Termination shall be determined in the sole discretion of the Company. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as a director or service provider to the Company.

12. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Clawback / Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Restricted Stock Units; or (ii) requiring that the Participant forfeit any gain realized on the settlement of the Restricted Stock Unit or the disposition of any shares of Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

15. Governing Law and Venue. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Nevada.

16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

11

17. Data Privacy Acknowledgment. By electing to participate in the Plan via the Company’s acceptance procedures, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.

(a) Declaration of Consent. The Participant understands that he or she needs to review the following information about the processing of his or her personal data by or on behalf of the Company, the Participant’s contracting party (the “Contracting Party”) and/or any Subsidiary as described in this Restricted Stock Unit Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent. About the processing of the Participant’s Personal Data in connection with the Plan and this Restricted Stock Unit Agreement, the Participant understands that the Company is the controller of his or her Personal Data.

(b) Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Participant for the purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Participant understands that this Personal Data may include, without limitation, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), compensation, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock or equivalent benefits awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor. The legal basis for the processing of the Participant’s Personal Data, where required, will be his or her consent.

(c) Stock Plan Administration Service Providers. The Participant understands that the Company may transfer his or her Personal Data, or parts thereof, to a third-party stock plan administrator (and its affiliated companies, as applicable) based in the United States which will assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s Personal Data with such different service provider that serves the Company in a similar manner. The Participant understands and acknowledges that the Company’s service provider will open an account for him or her to receive and trade shares of Common Stock acquired under the Plan and that he or she will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.

(d) International Data Transfers. The Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as a third-party stock plan administrator, are based in the United States. The Participant understands and acknowledges that his or her country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company currently participates in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of the Participant’s Personal Data is his or her consent.

(e) Data Retention. The Participant understands that the Company will use his or her Personal Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.

(f) Voluntariness and Consequences of Denial/Withdrawal of Consent. The Participant understands that his or her participation in the Plan and his or her consent is purely voluntary. The Participant may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Participant denies or later withdraws his or her consent, the Company can no longer offer the Participant participation in the Plan or offer other equity awards to the Participant or administer or maintain such awards and the Participant would no longer be able to participate in the Plan. The Participant further understands that denial or withdrawal of his or her consent would not affect his or her status or compensation as a director or his or her career and that the Participant would merely forfeit the opportunities associated with the Plan.

12

(g) Data Subject Rights. The Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about him or her and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about him or her that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of his or her objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of his or her Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Participant’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or his or her employment and is carried out by automated means. In case of concerns, the Participant understands that he or she may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that he or she should contact his or her local human resources representative.

(h) Alternate Basis and Additional Consents. Finally, the Participant understands that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that the Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Contracting Party, the Participant will provide an executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from him or her for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Contracting Party.

18. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Restricted Stock Units made under this Restricted Stock Unit Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the Restricted Stock Units awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.

19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

13